Exhibit 5.1

IGLER  |  PEARLMAN, P.A.

2075 Centre Pointe Boulevard

Tallahassee, Florida 32308

May 11, 2017

Board of Directors

Prime Meridian Holding Company

1897 Capital Circle NE, Second Floor

Tallahassee, Florida 32308

RE:	Prime Meridian Holding Company
Registration Statement on Form S-1 for 181,818 Shares of Common Stock
Pursuant to the Securities Act of 1933, as amended

Ladies and Gentlemen:

We have acted as counsel for Prime Meridian Holding Company (“Company”) in connection with the proposed public offering of the shares of its $0.01 par value Common Stock covered by the above-described Registration Statement, as amended.

In connection therewith, we have examined the following:

•	The Articles of Incorporation of the Company, as filed with the Secretary of State of Florida;

•	The Bylaws of the Company;

•	Resolutions of the Company’s Board of Directors and its Pricing Committee, certified as correct and complete by the Corporate Secretary of the Company, authorizing the sale of up to 181,818 shares of common stock;

•	Certificate of Active Status with respect to the Company, issued by the Secretary of State of the State of Florida; and

•	The Registration Statement, including all exhibits and amendments thereto.

Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that:

•	The Company has been duly incorporated and is validly existing under the laws of the State of Florida.

•	The 181,818 shares of $0.01 par value common stock covered by the Registration Statement have been legally authorized and when issued in accordance with the terms described in said Registration Statement, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the aforementioned Registration Statement on Form S-1 and to the reference to this firm under the caption “Legal Matters” in the prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely,

/s/ IGLER AND PEARLMAN, P.A.

IGLER AND PEARLMAN, P.A.